                                                                    EXHIBIT 10.2


                      STOCK PURCHASE AGREEMENT AMENDMENT
                      ----------------------------------


     This Amendment, dated as of October 15, 1999 (the "Amendment"), to the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of June 10, 1999 by and between Scottish Annuity & Life Insurance Company (Cayman) Ltd., a corporation organized under the laws of the Cayman Islands ("Buyer"), and NRG Acquisition Partners, L.P., a limited partnership organized under the laws of the State of Delaware ("Seller"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

                                  WITNESSETH:

     WHEREAS, in accordance with Section 5.17 of the Stock Purchase Agreement, Buyer and Scottish Holdings, Inc., a corporation organized under the laws of the State of Delaware ("Holdings"), have entered into an Assignment Agreement dated as of October 15, 1999, whereby Buyer has assigned and Holdings has assumed all of Buyer's rights and obligations under the Stock Purchase Agreement, subject to Buyer remaining jointly and severally liable to Seller under the Stock Purchase Agreement, and Holdings has become a party thereto;

     WHEREAS, the parties wish to designate the "Computation Date" as used in the Stock Purchase Agreement;

     WHEREAS, as required by the Stock Purchase Agreement, the parties wish to select a Closing Date;

     WHEREAS, the parties desire Harbourton Reassurance, Inc. (the "Company") to enter into and implement the terms of a letter of intent (the "RCH Letter of Intent") providing for the termination of a certain mortality stop loss agreement (and related trust agreement) by and between the NRG America Life Reassurance Corporation and Reinsurance Company of Hannover ("RCH") with an effective date of January 1, 1994 (the "Stop Loss Agreement"), effective as of September 30, 1999;

     WHEREAS, in accordance with the provisions of Section 5.15 of the Stock Purchase Agreement, Seller wishes to amend certain Schedules to the Stock Purchase Agreement; and

     WHEREAS, in accordance with the provisions of Section 12.4 of the Stock Purchase Agreement, Seller and Buyer wish to amend certain terms of the Stock Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises set forth above, and subject to the terms and conditions stated herein, the parties hereto agree as follows:

          1    The parties agree that the Closing Date, as that term is defined in the Stock Purchase Agreement, shall be October 15, 1999.

          2    The parties agree that for all purposes under the Stock Purchase
Agreement, the Computation Date shall be September 30, 1999.

        The Agreement is hereby amended to add a new Section 5.19 as follows:

          3    Section 5.19.  Termination of Stop Loss Agreement with
                              ---------------------------------------
               Reassurance Company of Hannover.
               -------------------------------

               (a) Seller shall cause the Company to execute that certain letter agreement by and between the Company and RCH, dated as of September 30, 1999 (the "RCH Letter Agreement"), and that certain agreement between the Seller and the Company relating thereto.

               (b) Buyer and Holdings shall cause the Company to implement and give full effect to the terms of the RCH Letter Agreement.

               (c) The Closing Balance Sheet shall be prepared on the basis that the Stop Loss Agreement with RCH has been terminated as of the Computation Date and that the Company shall have no liability for 1999 and prior claim years, and the Closing Payment shall be determined on that basis; for avoidance of doubt, the Closing Payment will reflect the reduction of reserves of $3,170,522 and the establishment of a payable of $3,750,000 resulting from the termination of the Stop Loss Agreement.

               (d) In the event that termination of the Stop Loss Agreement has not been effected in accordance with the terms of the RCH Letter Agreement by December 15, 1999, the Final Balance Sheet and the Closing Statement shall be prepared on the basis that the Stop Loss Agreement was in effect on the Computation Date, and the Purchase Price shall be determined on that basis; for avoidance of doubt, the Purchase Price shall reflect an adjustment relative to the Closing Payment of the amount equal to the aggregate of
               (i) $579,478 and (ii) any reduction or increase in Stop Loss Agreement related reserves (including changes in reserves for any claims incurred attributable to 1998) from $3,170,522, as determined by a mutually agreeable third party actuary at the expense of Seller ((i) and (ii) collectively, the "RCH Adjustment").

               (e) Any increase in the Purchase Price attributable to the failure of the parties to implement the transactions contemplated by the RCH Letter Agreement shall be paid as set forth in Section 2.3(f) of the Stock

               Purchase Agreement; provided, however, that Buyer and Holdings shall not be obligated to make any payment that reflects the increase in Purchase Price attributable to the matters set forth herein until such time as Seller has delivered to Buyer or Holdings a letter of credit in the amount of the RCH Adjustment, if such RCH Adjustment results in a surplus, meeting the requirements of Section 6.10 of the Stock Purchase Agreement.

               (f) In the event that the Stop Loss Agreement is not terminated in accordance with the terms of the RCH Letter Agreement, all provisions of the Stock Purchase Agreement relating to the Reassurance Company of Hanover block, including, without limitation, Sections 6.10 and 9.1, shall apply in full as if this
               Section 5.19 had never been effective.

               (g) The Seller agrees to bear the reasonable incidental expenses incurred by Buyer, Holdings and the Company in connection with the preparation, negotiation and execution of the definitive agreements pursuant to the RCH Letter Agreement.

          4. Section 6.10 of the Stock Purchase Agreement is hereby amended as follows: (a) the amount of the letter of credit required under this section shall be reduced from $5,830,000 to $5,250,000, and (b) the term Specified Claims shall not include claims relating to the "Reinsurance Company of Hanover" reinsurance.

          5. Section 6.11 of the Stock Purchase Agreement is hereby amended by adding a sentence, as follows:

               Notwithstanding any provision in the Stock Purchase Agreement to the contrary, the Associated A & H Rein 908F receivable set forth on Schedule 6.11 shall not be so assigned to Seller (and shall not result in a decrease in the Capital and Surplus), and Buyer and Holdings shall cause the Company to remit to Seller amounts received by the Company in connection with such receivable retained by the Company within ten (10) Business Days after receipt by the Company.

          6. Section 9.1(d)(ii) of the Stock Purchase Agreement is hereby amended, as follows: the phrase "claims relating to a reserve deficiency under that certain stop-loss reinsurance treaty with Reinsurance Company of Hanover" shall be replaced with "liabilities and obligations arising in connection with the transactions contemplated by the RCH Letter of Intent, including any liabilities relating to the Stop Loss Agreement following its termination, and..."

          7.   Section 9.1 is hereby further amended by adding a new subsection
(f), as follows;

               (f) claims and liabilities relating to the refusal of American Continental Insurance Company to allow the Company to recapture treaties numbers 652A and 652B prior to the contractual recapture date of December 31, 1999.

          8. Section 9.4 of the Stock Purchase Agreement is hereby amended by adding a sentence, as follows:

               Notwithstanding any provision in the Stock Purchase Agreement to the contrary, in the event that the Stop Loss Agreement is terminated, and the Seller becomes obligated to provide indemnification pursuant to Section 9.1(d)(ii) of this Agreement, the Retained Amount shall be available to pay indemnification claims arising thereunder.

          9. In accordance with Section 5.15 of the Stock Purchase Agreement, Schedules 2.2, 3.14, 3.19 and 6.11, respectively, to the Stock Purchase Agreement are each hereby deleted in their entirety as of the date hereof and they are hereby replaced by Schedules A, B, C and D, respectively, attached hereto. These amendments of Schedules 2.2, 3.14, 3.19 and 6.11, respectively, shall constitute an amendment of such Schedules for purposes of Section 5.15 of the Stock Purchase Agreement.

          10. The parties hereby agree that the book value and market value of investment assets as of September 30, 1999 for purposes of preparing the Closing Balance Sheet and Final Balance Sheet, and for purposes of determining the Purchase Price shall be based on the statutory balance sheet and the Estimated Purchase Price as of September 30, 1999 prepared and submitted in connection with the Certificate of the Assistant Treasurer of NRG Acquisition Corporation, General Partner of Seller, dated October 15, 1999.

          11. All of the other provisions of the Stock Purchase Agreement shall be interpreted consistently with and in furtherance of the amendments set forth in this Amendment. Except as amended hereby, all of the terms and conditions of the Stock Purchase Agreement are hereby ratified and confirmed.

          12. Except as amended hereby, the Stock Purchase Agreement shall remain unaltered and in full force and effect.

          13. This Amendment may be executed in counterparts, each of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

          14. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                       SCOTTISH ANNUITY & LIFE INSURANCE
                       COMPANY (CAYMAN) LTD.



                       By: /S/ Henryk Sulikowski
                           ---------------------------------------
                           Name:  Henryk Sulikowski
                           Title: Senior Vice President and Chief Insurance
                                  Officer



                       SCOTTISH HOLDINGS, INC.


                       By: /S/ Peter W. Presperin
                           ---------------------------------------
                           Name:  Peter W. Presperin
                           Title: Senior Vice President and Chief Financial
                                  Officer



                       NRG ACQUISITION PARTNERS, L.P.



                       By: /S/ Steven B. Smotrich
                           ---------------------------------------
                           Name:  Steven B. Smotrich
                           Title: Vice President

                                       6